Exhibit 10.34

TRUST AGREEMENT

Between

PNC INVESTMENT CORP.,

as Settlor

and

PNC BANK, NATIONAL ASSOCIATION,

as Trustee

TRUST AGREEMENT

This Trust Agreement (“Trust Agreement”) is made as of the 3rd day of November, 2005, by and between PNC INVESTMENT CORP., a corporation duly established and existing under the laws of the State of Delaware (the “Company”), and PNC BANK, NATIONAL ASSOCIATION, a national bank organized under the laws of the United States, with an office in Pittsburgh, Pennsylvania (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, its parent corporation, The PNC Financial Services Group, Inc. (the “Parent Corporation”), and certain of its subsidiaries and affiliates (the Parent Corporation and the Company’s certain subsidiaries and affiliates collectively referred to as the “Employers”) are or may become obligated under the employee benefit plans and agreements listed on Attachment A hereto (the “Plans”) to make payments to certain former, present and future employees (collectively, the “Participants”); and

WHEREAS, the Company is the Settlor of an existing trust agreement between the Company and the Hershey Trust Company established for the purpose of providing a source of funds for payments to Participants (hereinafter referred to as the “PNC Investment Corp. Benefit Funding Trust I”); and

WHEREAS, the Company desires to establish a second, separate trust to which certain of the assets of the existing trust at Hershey Trust Company may be transferred or delivered, and to which other contributions may be made by the Company or the Parent Corporation from time to time to provide a source of funds for payments to Participants; and

WHEREAS, the Company has been duly authorized and directed to establish such a separate trust with PNC Bank, National Association, as trustee.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Trustee hereby covenant and agree as follows:

SECTION I

TRUST FUND

1.1 Name of Trust

The trust fund referred to herein shall be known as the PNC INVESTMENT CORP. BENEFIT FUNDING TRUST II.

1.2 Establishment of Trust Fund

A trust fund (the “Trust Fund” or “Trust”) is hereby established with the Trustee consisting of such sums of money and such other property (including insurance policies) as may be acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee in accordance with the terms hereof and for the purposes hereof. All cash or other property so received, together with the income therefrom, shall be held, managed and administered by the Trustee pursuant to the terms of this Trust Agreement without distinction between principal and income.

The Trust is intended to be a “grantor trust,” within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the “Code”).

As and if directed by the Company or the “Representative” (as defined in Section II of this Trust Agreement), the Trustee will record a separate account within the Trust for the Company and each Employer, as applicable, and the Trustee will value not only the assets of the Trust as a whole, but also the assets of each account attributable to the Company and each Employer. For federal income tax purposes, the Company and each Employer will be deemed to be the grantor of its separate account; provided, however, that because the Company and each Employer are members of the same consolidated return group, a single Form 1041 may be issued to the Parent Corporation. Payments are to be made from the account in the Trust of the Company or the Employer employing the employee to whom payments are made. In the absence of direction by the Company or the Representative, the Trustee shall have no duty to record a separate account within the Trust for the Company and each Employer as applicable.

The insolvency of the Company and each Employer is considered separately so that, in the event that one Employer, but not the Company or the other Employers becomes insolvent, the assets in the account of the insolvent Employer will be identified and held for the benefit of that Employer’s creditors.

For accounting purposes only, separate accounts may be established for individual Participants in the Plans. Monies allocated to any such individual accounts shall be distributable only to the Participants for whom the accounts are established (or to the beneficiaries of such Participants) pursuant to the provisions of the applicable Plan.

The Trust Fund shall be held separate and apart from other funds of the Company and shall be used exclusively for the purpose of assuring payment by the Company and the Employers of future obligations of the Company and the Employers arising under the Plans, except to the extent otherwise set forth herein.

1.3 Description of Trust

The Company represents and agrees that the Trust established under this Trust Agreement is intended to fund only the Plans. The Trust is, and is intended to be, a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines in its sole discretion for the purpose of satisfying future obligations under the Plans. The Company represents that each Plan is an excess benefit plan (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), a benefit arrangement for a select group of management or highly compensated active and/or former employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) or is not covered by ERISA. The Company further represents that the Plans are not qualified under Section 401 of the Code and, therefore, are not subject to the Code’s requirements applicable to tax-qualified plans.

1.4 Revocability

The Trust shall be revocable by the Company, and Participants shall have no right to any part of the Trust Fund; provided, however, that upon the Trustee’s receipt of notice pursuant to Section 3.1(b) below that a “CIC Trigger Event” or a “Change in Control” (both as defined in Section XVII of this Trust Agreement) has occurred, the Trustee shall promptly deliver any assets in the Trust Fund to Hershey Trust Company (or any successor thereto), as trustee of the PNC Investment Corp. Benefit Funding Trust I.

1.5 Acceptance by the Trustee

The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

SECTION II

AUTHORITY

A designated “Representative” appointed by the Company shall have the authority to act on behalf of the Company, subject to the terms hereof. In its sole discretion, the Representative may designate one or more individuals to act on its behalf. The Trustee shall be entitled to deal with the Representative until notified otherwise by the Company. The Company shall provide the Trustee with a certified list of the names and specimen signatures of its Representative, or any individuals designated by the Representative to act on its behalf, and shall also notify the Trustee in writing, from time to time, of any changes to the names so provided.

2.1 Distributions from Trust Fund

The Trustee shall make payments (including the payment of Trust expenses) and other disbursements from the Trust Fund only upon the express written instructions of the Representative or as expressly authorized by the terms of this Trust Agreement. Such payments may be made either directly to the person or persons specified in such written instructions or as expressly authorized by the terms of this Trust Agreement, or deposited in a checking account maintained on behalf of the Trust Fund for the purpose of making payments or disbursements in accordance with the provisions of the Plans.

2.2 Indemnification

To the extent permitted by law, the Trustee shall be indemnified and saved harmless by the Company from and against any and all liability to which the Trustee may be subjected in carrying out its duties under this Trust Agreement, including all expenses reasonably incurred in its defense, except to the extent it is judicially determined that any loss or damage is directly attributable to the Trustee’s (a) failure to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims, (b) negligence or willful misconduct, or (c) violation of applicable law.

2.3 Trustee Responsibility for Payments When Company or Employer Is (or Is Deemed to Be) Insolvent

(a) If at any time the Trustee has actual knowledge, or has determined in accordance with Section 2.3(c) below, that the Company or an Employer is insolvent under the standards set forth in Section 2.3(b) below, the Trustee shall hold for the benefit of, or deliver upon the order of a court of competent jurisdiction, any undistributed portion of the Company’s or the Employer’s Trust Fund account to satisfy the claims of the Company’s or the Employer’s general creditors.

(b) The Company or an Employer shall be considered insolvent for purposes of this Trust Agreement if (i) it is unable to pay its debts as they become due or (ii) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(c) The Company agrees that its Chief Executive Officer or General Counsel, as from time to time acting, shall have the duty to inform the Trustee of the Company’s or an Employer’s insolvency. The Chief Executive Officer or General Counsel may discharge such obligation through a Representative. If the Company or a person claiming to be a creditor of the Company or an Employer alleges in writing to the Trustee that the Company or an Employer has become insolvent, the Trustee shall independently determine, within 30 days after receipt of such notice, whether the Company or the Employer is insolvent in accordance with the standards therefor established in this Trust Agreement, and pending such determination, shall discontinue all payments from the Trust Fund. The Company shall cooperate with the Trustee in its investigation. The Trustee may refuse any request for an analysis of insolvency if such request is received within 90 days of its concluding a prior analysis. The Trustee shall resume payments in accordance with the terms of this Trust Agreement only after the Trustee has determined that the Company or the Employer is not insolvent (or is no longer insolvent, if the Trustee initially determined the Company or the Employer to be insolvent). Nothing in this Trust Agreement shall in any way diminish any rights of any Participant to pursue his or her rights as a general creditor of the Company or an Employer with respect to benefits under the terms of the Plans.

(d) Unless the Trustee has received notice or otherwise has actual knowledge of the Company’s or an Employer’s insolvency or alleged insolvency, the Trustee shall have no duty to inquire as to whether the Company or an Employer is insolvent.

(e) If the Trustee discontinues payments to a person from the Trust Fund pursuant to Section 2.3(b) above and subsequently resumes such payments, the first payment to such person following the discontinuance shall include the aggregate amount of all payments which would have been made to such person in accordance with the terms of the Plan during such period, less the aggregate amount of such payments to each person made by or on behalf of the Company or an Employer during such period, as certified in writing to the Trustee by the Representative.

SECTION III

EFFECT OF A CIC TRIGGER EVENT OR A CHANGE IN CONTROL

3.1 Delivery of Trust Fund Assets to PNC Investment Corp. Benefit Funding Trust I.

(a) Upon Trustee’s receipt of notice pursuant to Section 3.1(b) below that a “CIC Trigger Event” (as defined in Section XVII of this Trust Agreement) or a Change in Control (if no CIC Trigger Event precedes the Change in Control) has occurred, the Trustee shall promptly deliver any assets of the Trust Fund to Hershey Trust Company (or any successor thereto), as trustee of the PNC Investment Corp. Benefit Funding Trust I.

(b) The Chief Executive Officer or the General Counsel of the Parent Corporation (or one of their designated representatives) shall promptly notify the Trustee in writing of the occurrence of any of the following: a CIC Trigger Event, a Change in Control, or the cessation of a Change in Control Period (all as defined in Section XVII of this Trust Agreement). After a Change in Control and during the existence of a Change in Control Period, the Trustee shall not act upon any direction from the Company, any Employer (including the Parent Corporation) or the Representative that is contrary to the provisions of Section 3.1(a) above.

(c) The Trustee shall be fully protected in acting in accordance with the provisions of this Section 3.1, except as otherwise required by law.

(d) The Company shall provide the Trustee with copies of all of the Plan documents, including any amendments thereto.

3.2 Payments to the Company

(a) Subject to Section 2.3 above, prior to a Change in Control and other than during the existence of a Change in Control Period, the Company or the Representative may direct the Trustee to pay all or a portion of the Trust Fund to the Company or as the Company or the Representative may otherwise direct. Subject to Sections 1.4, 2.3 and 3.1 above, after a Change in Control and during the existence of a Change in Control Period, neither the Company, any Employer (including the Parent Corporation) nor the Representative shall have any power to direct the Trustee to return to the Company or to pay to others (other than general creditors of the Company or any Employer) any portion of the Trust Fund.

(b) Notwithstanding the foregoing provisions of Section 3.2 and other than after a Change in Control or during a Change in Control Period, the Representative may, at any time within 60 days of the date of any payment made by the Company to Participants in satisfaction of the Company’s or the Employers’ obligations under the Plans, direct the Trustee to reimburse the Company for such payments.

3.3 Disputes Between Participant and Trustee

It is recognized that a Participant may dispute the amount of benefit paid by the Trustee under one or more Plans, or may assert a right to receive a benefit payment when the Company or the Trustee determines that no payment is due to the Participant under one or more Plans. In either such event, the Trustee shall promptly notify the Company of the dispute so that the Company can promptly notify the Participant to assert any such claim in accordance with the claims procedure set forth in the applicable Plan or Plans. Resolution of all disputes shall be made in accordance with the claims procedure set forth in the applicable Plan or Plans, and the Participant shall have no separate right to resolution of a dispute under a Plan or the Plans by virtue of this Trust Agreement.

3.4 Insufficiency of Trust Fund

If, as of the date of any payment of Plan benefits from the Trust Fund, the Trustee determines that the Trust Fund is insufficient to provide for the payment to Participants of the full amount of their Plan benefits to be paid as of such date, the Trustee shall seek and shall be entitled to conclusively rely upon written instructions from the Representative with respect to the payment of such benefits. At all times the Company and the Employers shall continue to be fully liable for the payment of all Plan benefits notwithstanding any insufficiency of the Trust Fund.

SECTION IV

INVESTMENT OF THE TRUST FUND

4.1 General

Except as otherwise provided herein, the Trustee shall invest and reinvest the assets of the Trust Fund in accordance with the written directions of the Representative or its designate.

4.2 Appointment of Investment Managers by the Company

Before a Change in Control and other than during a Change in Control Period, the Company or the Representative, in their sole discretion, may appoint one or more investment managers (including the Trustee) to manage and control the assets of the Trust Fund (the “Investment Managers”). Any Investment Manager so appointed shall be either: (a) an investment adviser registered as such under the Investment Advisers Act of 1940, as amended;

(b) a bank, as defined in that Act; (c) an insurance company qualified to perform investment management services under the laws of more than one state; or (d) a subsidiary or affiliate of the Company authorized to perform investment management services. Any Investment Manager shall certify in writing that it is qualified to act in such capacity, and acknowledge that it assumes the fiduciary duties established by this Trust Agreement.

4.3 Allocation of Assets by the Company for Investment

Before a Change in Control and other than during a Change in Control Period, the Company or the Representative shall direct the manner of allocation among Investment Managers of assets of the Trust Fund, and may direct the transfer of assets between Investment Managers on reasonable notice to the Trustee and any affected Investment Manager. An Investment Manager designated to manage assets allocated to it shall have exclusive authority to manage, acquire and dispose of such assets subject to any investment policy that may, from time to time, be established by the Representative or the Company.

Unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of an Investment Manager, where such act or omission would be a breach of the fiduciary responsibility of such Investment Manager, the Trustee shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with any direction of such Investment Manager or by reason of its failure to exercise any power or authority with respect to allocated assets because of the failure of the Investment Manager to issue proper and timely directions to the Trustee.

4.4 Investment Powers of Trustee

In addition to any power granted under any statute or laws pertaining to the investment of trust assets, the Trustee’s investment powers shall include, but shall not be limited to, the investment of trust assets in the following:

(a) bonds or other obligations of the United States of America, and any agencies thereof, or any bonds or other obligations which are directly or indirectly guaranteed by the United States, or any agency thereof;

(b) open-end or closed-end investment companies that offer investment funds, the assets of which correspond to those described under (a) above with at least $10 billion under management;

(c) savings accounts, certificates of deposit and other types of time deposits with any financial institution or quasi-financial institution whose combined capital and surplus is not less than $1 billion, including the Trustee’s banking department; and

(d) to the extent permitted by applicable law, any collective, common or pooled trust fund operated by the Trustee, the assets of which primarily correspond to those described under (a) above, but which also may include bonds or obligations of non-governmental issuers which are rated among the top three ratings categories of any nationally recognized rating agency. The provisions of any such collective, common or pooled investment trust shall be incorporated herein by reference during, but only during the period that any portion of this Trust Fund is a part of such trust.

The Trustee shall exercise the powers set forth in this Section 4.5 only in accordance with the directions of the Representative or its designee.

4.5 Administrative Powers of the Trustee

The Trustee is authorized and empowered to:

(a) sell, exchange, convey, transfer or otherwise dispose of, any property, real or personal, held in the Trust Fund and to make any sale by private contract or public auction, and for cash or credit, or partly for cash and partly for credit, and no person dealing therewith shall be bound to see the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or disposition;

(b) vote in person or by proxy any stocks, bonds or other securities held in the Trust Fund, without any obligation to inquire as to or follow the wishes of the Company or the Representative with respect to such voting;

(c) exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to such conversion or exercise;

(d) join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Trust Fund may hold stocks, bonds or other securities or in which it may be interested, upon such terms and conditions as may be deemed advisable, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same without any duty to sell;

(e) borrow or raise monies from any lender, excluding the Trustee in its corporate capacity, if permitted by law, for the benefit of the Trust Fund and in conjunction with its duties under this Trust Agreement, in such amount and upon such terms and conditions as may be deemed advisable; and for any sums so borrowed to issue promissory notes and to secure the repayments thereof by mortgaging or pledging all or any part of the Trust Fund except any common, collective or pooled trust units which may be held in the Trust Fund; and no person lending money to the Trust Fund shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

(f) cause any investment of the Trust Fund to be registered in, or transferred into, the Trustee’s name or the names of a nominee or nominees, or to retain such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(g) purchase or otherwise acquire and make payment therefor from the Trust Fund any bond or other form of guarantee or surety required by any authority having jurisdiction over this Trust Fund and its operation, or believed to be in the best interests of the Trust Fund, except the Trustee or Investment Manager may not obtain any insurance whose premium obligation extends to the Trust Fund which would protect the Trustee or Investment Manager against their liability for breach of fiduciary duty;

(h) defend against or participate in any legal actions involving the Trust Fund in the manner and to the extent it deems advisable, the costs of any such defense or participation to be borne by the Trust Fund unless paid by the Company; provided, however, that the Trustee or Investment Manager shall not be entitled to costs if either shall have committed a breach of fiduciary duty;

(i) compromise, compound and settle any debt or obligation due to the Trust Fund and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation; or

(j) enforce any right, obligation or claim in its absolute discretion and in general to protect in any way the interest of the Trust Fund, either before or after default with respect to any such right, obligation or claim, and in case it shall consider such action in the best interest of the Trust Fund, in its absolute discretion to abstain from the enforcement of any right, obligation or claim and to abandon any property, whether real or personal, which at any time may be held by it.

The Trustee shall at all times be authorized and empowered to exercise all of the powers listed in this Section 4.6; provided that the Trustee shall exercise the powers described in clauses (b), (d), (e), (h), (i) and (j) of this Section 4.6 only if it has not received direction from the Representative, otherwise it shall be obligated to follow the direction of the Representative.

SECTION V

DIVERSIFICATION

The Company or its Representative shall be solely responsible for the manner in which investments of the Trust Fund are prudently diversified.

The Trustee shall have no liability or responsibility for the diversification of the investments of the Trust Fund: (a) held in any account under the direction of an Investment Manager; or (b) when the Trust Fund is managed in accordance with the written directions of the Representative or its designee.

SECTION VI

FIDUCIARY RESPONSIBILITY

The Representative, the Trustee, and any designated Investment Manager shall, to the extent that each or any of them are charged with the responsibility for the investment management of assets of the Trust Fund, discharge their duties as provided in this Trust Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with the like aims and by diversifying the investments held hereunder so as to minimize the risk of large losses, unless under the circumstances, it would clearly not be prudent to do so; provided, however, that the Representative, the Trustee, or any designated Investment Manager does not guarantee (a) the Trust Fund in any manner against investment loss or depreciation in asset value or (b) the adequacy of the Trust Fund to meet and discharge all or any liabilities of the Plans.

The Representative, the Trustee, or any designated Investment Manager may, in its discretion, keep such portion of the Trust Fund in cash or cash balances as it may deem reasonably necessary from time to time, and shall keep such portion of the Trust Fund in cash or cash balances as may be required to meet contemplated payments from the Trust Fund. No liability shall accrue for any interest on any cash balances so maintained.

The Representative, or the Trustee is specifically authorized to appoint ministerial agents as to part or all of the Trust Fund and functions incident thereto where, in its sole discretion, such delegation is necessary, appropriate or desirable to facilitate the operations of the Trust Fund and consistent with the purposes of the Trust Fund.

SECTION VII

TAXES AND TRUSTEE’S COMPENSATION

7.1 Trustee’s Compensation

The Trustee shall be entitled to such reasonable compensation for services rendered as mutually agreed upon in writing with the Company, and shall be reimbursed for all reasonable expenses (except those arising from a breach of fiduciary duty) incurred by the Trustee as a result of the performance of its duties hereunder, including, but not limited to, legal and accounting expenses incurred as a result of disbursements and payments made by the Trustee, and reasonable compensation for agents, counsel or other services rendered to the Trustee by third parties, and expenses incident thereto. Any such compensation, and reimbursement for any such expenses shall be paid by the Trust Fund to the Trustee, unless paid by the Company.

7.2 Taxes

The Trustee shall notify the Representative of any tax assessments that it receives on any property held in the Trust Fund, and, unless notified to the contrary by the Representative within 90 days, shall either pay or pay over to the Company funds sufficient to cover such assessments if so directed by the Representative. If the Representative notifies the Trustee within said period that such assessments are invalid or that they should be contested, the Trustee shall take whatever action is indicated in the notice received from the Representative, including contesting the assessment or litigating any claims.

Notwithstanding anything herein to the contrary, the Company shall at all times be responsible for the payment and reporting of taxes due on the income and gains of the Trust Fund, and for the withholding, payment, and reporting of any and all taxes withheld from payments from the Trust Fund to Participants under the Plans (or to their designated beneficiaries). The Trustee shall notify the Company or its Representative of the income and gains of the Trust Fund in order to facilitate the Company’s responsibilities in regard to such payment and reporting of taxable income of the Trust Fund. The Trustee shall pay over to the Company such sums as may be required for payment of withholding tax obligations with respect to benefit payments under the Plans made by the Trustee from the Trust Fund; provided, however, that no amounts shall be paid from the Trust Fund with respect to withholding tax obligations other than those that arise as of the date of actual payment of benefits from the Trust Fund to a Participant. The Company shall notify the Trustee of any and all amounts to be withheld from any payments to be made to individual Participants (or to their designated beneficiaries) and issue directions to the Trustee regarding payment over to the Company of such sums so withheld. The Trustee shall have no duty or obligation to determine the actual taxable income to be paid by the Company on the income and gains of the Trust Fund, or of any amount of federal, state, or local income taxes to be withheld, reported, or paid by, or on behalf, of any Participant or their designated beneficiaries. However, it shall be the duty of the Trustee to file, or cause to be filed, any fiduciary tax return that may be required under Section 671 of the Code.

SECTION VIII

BOOKS, RECORDS AND ACCOUNTS

The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder (including those transactions related to accounts under the management of a designated Investment Manager) and all such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Representative within a reasonable time period following the close of each fiscal year of the Trust Fund, and within 120 days, or such other agreed upon time, following the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Representative a certified written report setting forth all investments, receipts and disbursements, and other transactions effected during the fiscal year, or other period from the close of the preceding report to the date of such removal, resignation or termination, including a description of all securities and investments then held in the Trust Fund, and such other information customarily provided by the Trustee.

Upon the expiration of 180 days following the close of a fiscal year of the Trust Fund for which an annual accounting is filed, or 90 days from the date of filing of any interim accounting, the Trustee shall, to the extent permitted by law, be forever released and discharged from any liability or accountability to anyone for clerical errors apparent on the face of such accounting.

No Participant or beneficiary under the Plans, shall have the right to demand or be entitled to any accounting by the Trustee, other than those to which they may be entitled under the law.

Notwithstanding any other provision hereof or of the Plans, the Trustee shall not be subject to any liability for any act or omission, regardless of its nature, after three years following the date on which a plaintiff had actual knowledge of such act or omission; provided, however, that in the case of fraud or concealment the Trustee may be held liable at any time within six years after the date of discovery of such error or omission.

The Trustee shall determine the fair market value of the Trust Fund in its customary manner at such times as may be required by the Representative, or in order to carry out the provisions of the Plans.

All records and accounts maintained by the Trustee with respect to the Trust Fund shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company or the Representative in writing of its intention, and transferring to the Company or to the Representative any such books, records, and accounts as requested. The Trustee shall have the right to preserve all books, records, or accounts in original form, or on microfilm, magnetic tape, or any other similar process.

SECTION IX

RESIGNATION AND REMOVAL OF TRUSTEE

The Trustee may be removed by the Company at any time upon written notice to the Trustee to that effect. The Trustee may resign as Trustee of the Trust Fund upon written notice to that effect delivered to the Company.

Such removal or resignation shall become effective as of the last day of the month which coincides with or next follows the expiration of 90 days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon by the Company and the Trustee. Notwithstanding the foregoing provisions, after a Change in Control or during the existence of a Change in Control Period, such removal or resignation shall not be effective until after the delivery of Trust Fund assets to Hershey Trust Company (or any successor thereto) in accordance with Section 3.1 above.

In the event of removal or resignation, a successor trustee shall be appointed by the Company to become Trustee as of the time such removal or resignation becomes effective. No successor trustee appointed hereunder shall be held responsible or liable for the acts or omissions of its predecessor trustee.

Upon the appointment of a successor trustee, the retiring Trustee shall endorse, transfer, assign, convey and deliver to the successor trustee all of the funds, securities and other property then held by it in the Trust Fund, except such amounts as it may consider necessary to cover its compensation and its expenses in connection with the settlement of its accounts and the delivery of the Trust Fund to the successor trustee. The balance remaining of any amount so reserved shall be transferred and paid over to the successor trustee promptly upon settlement of its accounts, subject to the right of the retiring Trustee to retain any property deemed unsuitable by it for transfer until such time as transfer can be made.

Nothing herein shall be construed to deny the Trustee the right to a settlement of its accounts either by: (a) a receipt and release executed by the Company; or (b) settlement by order of a court of competent jurisdiction.

SECTION X

AMENDMENT AND TERMINATION

10.1 Prior to a Change in Control and Other Than During a Change in Control Period

Prior to a Change in Control and other than during a Change in Control Period, the Company may from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement without the consent of any Participant; provided, however, that (a) no amendment shall be made to this Trust Agreement or the Plans that will cause this Trust Agreement, the Plans or the assets of the Trust Fund to be governed by or subject to Part 2, 3 or 4 of Title I of ERISA, (b) no amendment will be made that will cause the assets of the Trust Fund to be taxable to Participants prior to the distribution of benefits therefrom, (c) no amendment shall increase the duties or responsibilities of the Trustee, unless the Trustee consents thereto in writing, (d) no amendment will be made that would in any way prevent the Trustee from delivering assets of the Trust to the Company in accordance with the terms hereof, and (e) no amendment will be made that would in any way prevent the Trustee from delivering assets of the Trust to the Hershey Trust Company (or any successor thereto), as trustee of the PNC Investment Corp. Benefit Funding Trust I, in accordance with Section 3.1.

10.2 Following a Change in Control or During a Change in Control Period

Following a Change in Control and during the existence of a Change in Control Period, this Trust Agreement may not be amended in any way that would prevent the Trustee from delivering assets of the Trust to the Hershey Trust Company (or any successor thereto) as trustee of the PNC Investment Corp. Benefit Funding Trust I, in accordance with Section 3.1.

10.3 Compliance with ERISA and the Code

Notwithstanding anything in this Section X to the contrary, this Trust Agreement and the Plans shall be amended from time to time (without the consent of any Participant) to (a) maintain the “unfunded” status of the Plans for purposes of ERISA and the Code, (b) maintain the Trust as a “grantor trust” for purposes of the Code, (c) ensure that contributions to the Trust by the Company will not result in the recognition of income by Participants and that income and gains of the Trust Fund will not constitute taxable income to the Trust or Participants and (d) ensure that benefits paid to Participants from the Trust Fund will be deductible by the Company in the year of payment (but only to the extent that any such amendment does not result in a material detriment to Participants).

10.4 Execution of Amendments

The Company and the Trustee shall execute such amendments to this Trust Agreement as shall be necessary to give effect to any amendment made pursuant to this Article X.

10.5 Winding Up

To the extent not revoked in accordance with the provisions of this Trust Agreement, the Trust shall remain in existence until the earlier of: (a) the first date on which both (i) all assets of the Trust are delivered to the Hershey Trust Company (or any successor thereto) as trustee of the PNC Investment Corp. Benefit Funding Trust I, in accordance with Section 3.1, and (ii) the Trustee receives written notice pursuant to Section 3.1 that a Change in Control has occurred; or (b) the date on which the Plans are terminated and all benefits payable thereunder are paid to Participants or their designated beneficiaries.

In the event that the Plans are so terminated, upon payment of or provision for all such benefits pursuant to the terms of the Plans, this Trust Fund shall be terminated and any assets remaining in the Trust Fund shall be distributed to the Company, pursuant to the directions of the Representative.

In making such distribution, the Trustee shall presume that such distribution is in full compliance with, and is not in violation of, any applicable law regulating the termination of the Plans, and the Trustee may require the Company or the Representative to furnish it with evidence that such distribution does not violate any applicable law. The Company shall assume all liability of any kind whatsoever arising from any such distribution made by the Trustee to the Company or at the direction of the Representative as a result of the termination of the Plans, and shall indemnify and save harmless from any attempt to impose any liability on the Trustee with respect to such distributions.

In no event shall this Trust continue for a period longer than 21 years following the date of death of the last surviving individual who is a Participant in any of the Plans on the date of execution of this Trust Agreement.

SECTION XI

CONSOLIDATION OR MERGER

Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee is a party, or any corporation succeeding to the trust business of the Trustee, shall become the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties thereto.

SECTION XII

SPENDTHRIFT TRUST

The rights, benefits, and payments of any Participant or designated beneficiary payable under the Plans and the assets of the Trust Fund shall not be subject in any manner to anticipation, sale, assignment, alienation, transfer, pledge, encumbrance, or charge, voluntary or involuntary, by any Participant or beneficiary. Any attempt by a Participant or beneficiary to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. The assets of the Trust Fund shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary entitled to benefits under the Plans and such benefits shall not be considered an asset of a Participant or a beneficiary in the event of his or her insolvency or bankruptcy.

SECTION XIII

PARTICIPATING EMPLOYERS

13.1	Adoption of Trust by Affiliated Employers

The Company’s establishment of this Trust shall be deemed to be for the benefit of the Company and its subsidiaries or affiliates in connection with its subsidiaries or affiliates whose employees are or may become Participants in the Plans.

13.2 Actions by Affiliates

Any subsidiary or affiliate whose employees are or may become Participants in the Plans is deemed to be a party to the Trust, and no further action is required by any subsidiary or affiliate of the Company in connection with the establishment or operation of the Trust.

13.3 Company Amends on Behalf of All Subsidiaries or Affiliates.

The Company shall have the right to amend the Trust Agreement on behalf of all of its subsidiaries or affiliates that are deemed to be parties to the Trust pursuant to Section 13.2.

SECTION XIV

CHOICE OF LAW

This Trust Agreement shall be construed and enforced, to the extent possible, according to the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws rules, and all provisions hereof shall be administered according to the laws of said state and any federal laws, regulations or rules which may from time to time be applicable.

SECTION XV

NECESSARY PARTIES; THIRD-PARTY BENEFICIARIES

(a) To the extent permitted by law, prior to a Change in Control and other than during the existence of a Change in Control Period, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Trust Agreement or for an accounting by the Trustee, and no Participant or designated beneficiary under the Plans, or other person having an interest in the Trust Fund, shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceedings shall, to the extent permitted by law, be conclusive upon all persons claiming under this Trust Agreement or the Plans.

(b) To the extent permitted by law, upon the occurrence of a Change in Control and during the existence of a Change in Control Period, only the Trustee, the Company and the Parent Corporation shall be necessary parties in any application to the courts for an interpretation of this Trust Agreement or for an accounting by the Trustee, and no Participant or designated beneficiary under the Plans, or other person having an interest in the Trust Fund, shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceedings shall, to the extent permitted by law, be conclusive upon all persons claiming under this Trust Agreement or the Plans.

(b) Participants in the Plans are intended to be third-party beneficiaries of this Trust Agreement and shall be entitled to enforce the terms of this Trust Agreement to the same extent as a party hereto.

SECTION XVI

SUCCESSORS TO THE COMPANY AND THE EMPLOYERS

In addition to any obligations imposed by law upon any successor(s) to the Company and the Employers, the Company and the Employers shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company and the Employers to expressly assume and agree to perform this Trust Agreement in the same manner and to the same extent that the Company and the Employers would be required to perform it if no such succession had taken place; in the event of such a succession, references to “Company” and “Employers” herein shall thereafter be deemed to include such successor(s).

SECTION XVII

DEFINITIONS

17.1 A “Change in Control” means a change of control of the Parent Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Parent Corporation is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

(a) any Person, excluding employee benefit plans of the Parent Corporation and its subsidiaries, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Parent Corporation representing 20% or more of the combined voting power of the Parent Corporation’s then outstanding securities; provided, however, that such an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of such voting power shall not be considered a Change in Control if the Board of Directors of the Parent Corporation (the “Board”) approves such acquisition either prior to or immediately after its occurrence;

(b) the Parent Corporation consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Parent Corporation (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Parent Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power immediately after such Fundamental Transaction of (i) the Parent Corporation’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

(c) the shareholders of the Parent Corporation approve a plan of complete liquidation or winding-up of the Parent Corporation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Parent Corporation’s assets;

(d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Parent Corporation’s shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);

(e) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Parent Corporation’s shareholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

(f) the Board determines that a Change in Control has occurred.

Notwithstanding anything to the contrary herein, a divestiture or spin-off of a subsidiary or division of the Parent Corporation or any of its subsidiaries shall not by itself constitute a “Change in Control.”

17.2 “CIC Failure” means the following:

(a) with respect to a CIC Trigger Event described in Section 17.4(a), the Parent Corporation’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or

(b) with respect to a CIC Trigger Event described in Section 17.4(b), the proxy contest fails to replace or remove a majority of the members of the Board.

17.3 “Change in Control Period” means a period beginning on the date of a CIC Trigger Event and ending on the earlier of the date of a CIC Failure or the occurrence of a Change in Control; provided, however, that a Change in Control Period shall not terminate on the date a CIC Failure occurs with respect to the first CIC Trigger Event if, subsequent to the commencement of the Change in Control Period, another CIC Trigger Event occurs and a CIC Failure has not yet occurred with respect to that CIC Trigger Event.

17.4 “CIC Trigger Event” means the occurrence of either of the following:

(a) the Board or the Parent Corporation’s shareholders approve a transaction described in subsection (b) of the definition of Change in Control contained in Section 17.1 hereof; or

(b) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

17.5 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act and shall also include any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused their duly authorized officers to execute and deliver this Trust Agreement as of the day and year first above noted.

PNC INVESTMENT CORP.

/s/ Maria C. Shaffer
Maria C. Shaffer
Vice President and Controller

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Dana Luksic
Dana Luksic
Vice President

Accepted and agreed to, intending to be legally bound, by The PNC Financial Services Group, Inc. with respect to its obligations hereunder.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ James S. Gehlke
James S. Gehlke
Vice President, Corporate Retirement Plans

ATTACHMENT “A”

PLANS

The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan

The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan

This schedule may be updated from time to time by written notice from the Representative to the Trustee, other than during a Change in Control Period or after a Change in Control as defined in Section XVII of the Trust Agreement.